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                EXHIBIT 23.2 CONSENT OF COOPERS & LYBRAND L.L.P.






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COOPERS                                                 COOPERS & LYBRAND L.L.P.
& LYBRAND                                           A PROFESSIONAL SERVICES FIRM





                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of GA Financial, Inc. on Form S-8 for the GA Financial, Inc. 1996 Stock-Based
Incentive Plan, of our report dated January 28, 1997, except as to the information presented in Note 19, for which the date is February 19, 1997, on our audits of the consolidated statements of GA Fianncial, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in this registration statement.



                                                    /s/ Coopers & Lybrand L.L.P.



Pittsburgh, Pennsylvania
October 10, 1997








Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.